Olshan Grundman Frome & Rosenzweig LLP
                                505 Park Avenue
                            New York, New York 10022
                                  212 753 7200

                                                          January 27, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza

Washington, D.C.  20549

                  Re:      GST Telecommunications, Inc. -
                           Registration Statement On Form S-3
                           ----------------------------------

Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by GST Telecommunications, Inc., a federally chartered Canadian corporation (the "Company"). The Registration Statement relates to the issuance of an aggregate of 352,072 common shares (the "Shares"), without par value, of the Company (the "Common Shares") issued or to be issued by the Company, which consist of (i) 302,702 Common Shares (the "TotalNet Shares") issued in connection with the acquisition by the Company of TotalNet
Communications, Inc. ("TotalNet") and (ii) 50,000 Common Shares (the "Dillon Shares" and together with the TotalNet Shares, the "Shares") issuable upon exercise of a warrant issued to Dillon, Read & Co. Inc. ("Dillon Read") in connection with services performed on behalf of the Company.

                  The TotalNet Shares were issued in accordance with that certain Agreement and Plan of Merger by and among TotalNet, GST Newco of Texas, Inc. and the Company dated September 27, 1996 (the "Merger Agreement") and the Dillon Shares are issuable upon exercise of that certain warrant issued by the Company to Dillon Read dated as of April 30, 1996 (the "Warrant").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Articles of Incorporation and By-laws of the Company, the Merger

Securities and Exchange Commission
January 27, 1998
Page -2-



Agreement, the Warrant, minutes of meetings of the Board of Directors and shareholders of the Company, and such other documents, instruments and
certificates  of  officers  and   representatives  of  the  Company  and  public
officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that, when issued and paid for in accordance with the terms of the Merger Agreement and the Warrant, as the case may be, the Shares have been or will be duly and validly issued, fully paid and non-assessable.

                  We are members of the Bar of the State of New York and, except as stated below, we express no opinion as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States of America. With respect to the opinion set forth above, we have relied exclusively upon the opinion of O'Neill & Company, an association of independent law corporations, Vancouver, British Columbia.

                  We advise you that Stephen Irwin, the Vice Chairman of the Board and Secretary of the Company, is of counsel to this firm. Mr. Irwin owns 76,345 Common Shares and holds options and warrants to purchase an aggregate of 600,000 Common Shares. In addition, other attorneys affiliated with this firm hold Common Shares and/or options to purchase Common Shares.

                  We consent to the reference to this firm under the caption "Legal Matters" in the Prospectus.

                                         Very truly yours,



                     /s/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                     ------------------------------------------
                     OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP